Exhibit 3.10

EXECUTION VERSION

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE LAWS.

No. WA –	Warrant to Purchase Shares
Issue Date: November 9, 2016	of Capital Stock
(subject to adjustment and substitution)

WARRANT TO PURCHASE CAPITAL STOCK

of

T STAMP INC.

Void after November 30, 2026

This certifies that, for value received, [_________], a __________corporation, or its assigns (in each case, the “Holder”) is entitled, subject to the terms set forth below, to purchase from T Stamp Inc., a Delaware corporation (the “Company”), up to a certain number (as determined herein) of duly authorized, validly issued, fully paid and nonassessable shares of Capital Stock of the Company or such other substitute security as set forth herein (“Exercise Stock”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price as set forth in Section 2 below. The number, character, type of security and Exercise Price of such shares of Exercise Stock are subject to adjustment and substitution as provided below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued pursuant to and subject to all of the rights and privileges set forth in that certain Warrant Purchase Agreement (the “Purchase Agreement”), made as of the date hereof (the “Warrant Issue Date”) by and between the Holder and the Company.

The right of the Holder to exercise this Warrant shall be in connection with any or all (at the option of the Holder) future financing rounds undertaken by the Company after the date hereof in which shares of the Company’s Common Stock and/or preferred stock are issued (each, a “Round” and, collectively, the “Rounds”) up until the Holder has paid an aggregate amount of $1,000,000 upon the exercise of its purchase rights hereunder (the “Cap Amount”). For the avoidance of doubt, this Warrant does not grant any right to the Holder (i) to acquire any Exercise Stock except in connection with such Rounds or (ii) to require the Company to arrange or pursue any Rounds. The Rounds may involve existing and/or new investors in the Company. The number of shares of Exercise Stock issuable upon exercise of this Warrant in respect of a Round shall be calculated based on the dollar amount the Holder elects to invest in any Round as well as the Exercise Price as set forth in Section 2 below. The Holder shall determine, in its sole discretion, which Rounds it elects to participate in pursuant to its purchase rights hereunder and the amount of each investment it makes in respect of any Round (subject, in the aggregate, to the Cap Amount). All rights hereunder shall remain in place subject to the terms hereof in respect of future Rounds in the event the Holder declines to invest in any particular Round.

1.           Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part in connection with any Round, in accordance with the provisions hereof, during the term commencing on the Warrant Issue Date and ending on November 30, 2026 (the “Expiration Date”). The right of a Holder to exercise this Warrant shall be terminated at the close of business on the Expiration Date.

2.           Exercise Price. The “Exercise Price” at which this Warrant may be exercised in connection with any Round shall be the price per share of Exercise Stock that reflects a 20% discount to the lowest price per share that is otherwise paid by any other investors in such Round, and the Holder shall otherwise receive the same rights and terms in respect of the Exercise Stock as the other investors receive in connection with their investment in such Round; provided, that no such rights will be provided to the extent they would result in the Purchaser failing to comply with the BHCA or HOLA, as determined by Purchaser in its sole discretion (and in such case, the Company agrees to cooperate with the Purchaser to provide only those rights that would not cause such result).

3.           Exercise of Warrant.

(a)          The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part in connection with any Round, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by wire transfer or same day funds or by check acceptable to the Company of the Exercise Price multiplied by the number of shares of Exercise Stock that the Holder elects to purchase. Under no circumstances shall the Holder (or its affiliates) be subject to any restrictive covenants or any restrictions on its ability to make any investment it deems appropriate.

(b)          This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Exercise Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event no later than ten (10) business days after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same (as directed by the Holder in the Exercise Notice) a certificate or certificates for the number of shares issuable upon such exercise.

4.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall promptly make a cash payment to the Holder equal to the fair market value of one share of Exercise Stock (as determined by the Company’s Board of Directors in good faith) multiplied by such fraction.

5.           Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on execution and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.           Rights as a Stockholder. Subject to the provisions of this Warrant, the terms of any other warrant held by the Holder, and the Purchase Agreement, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Exercise Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder with respect to the Exercise Stock underlying this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.           Transfer of Warrant.

(a)          Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her or its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)          Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Exercise Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant (if applicable), replacing this Warrant (if applicable), or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)          Transferability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters reasonably satisfactory to the Company, if such are requested by the Company). Subject to the foregoing, transfers may be effected by the Holder executing the Assignment Form annexed hereto.

(d)          Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”) and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

(e)          Compliance with Securities Laws.

(i)         The Holder of this Warrant, by acceptance hereof, acknowledges and agrees that this Warrant and the shares of Exercise Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment and not with a view towards distribution or resale thereof, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Exercise Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Exercise Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view towards distribution or resale in violation of the Act.

(ii)        The Holder of this Warrant, by acceptance hereof, represents that such Holder is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D promulgated under the Act, as presently in effect.

(iii)       Any new issuance of a Warrant and all shares of Exercise Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or any other agreement between the Holder and the Company):

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE LAWS.

8.           Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Exercise Stock a sufficient number of shares to provide for the issuance of Exercise Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (as amended or restated from time to time, the “Certificate”) to provide sufficient reserves of shares of Exercise Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein and in such case the Company shall not be required to issue or deliver any stock certificate until such tax has been paid or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due).

9.           Notices.

The Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, the date on which each Round is expected to take place, and including the proposed terms relating to each Round as well as all transaction documents (drafts and final versions) and other materials relating to each Round, including all documents provided to or requested by any other potential and/or confirmed investors in each Round. Such notices and deliveries shall be personally delivered, mailed by overnight delivery or sent via electronic mail promptly and in any event at least 15 days prior to the date therein specified.

(a)           All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing, on the next business day following the date of such mailing by overnight delivery or (iii) if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address.

10.         Amendments.

(a)           Any term of this Warrant may be amended with the written consent of the Company and the Holder.

(b)           No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.         Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflicts of law provisions.

12.         Warrant Treatment. The Company and the Holder shall not treat the Warrant or the Exercise Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

13.         No Impairment. The Company shall not, by amendment of its Certificate, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

14.         Regulatory Limitation on Voting Shares. The Holder, together with its affiliates,

shall at no time own in the aggregate more than 4.99% of the issued and outstanding shares of any “class of voting securities” (within the meaning of the Bank Holding Company Act (the “BHCA”) or the Home Owners Loan Act (“HOLA”)) (excluding for purposes of this calculation any shares of such class of voting securities reserved for issuance in connection with any warrants, options, or convertible instruments which have not at such time been exercised or converted, but including any shares of such class of voting securities related to such warrants, options, or convertible instruments if held by the Holder or its affiliates), rounding down to the nearest whole share, (the “Voting Limitation”). Notwithstanding any other provision of this Warrant, to the extent the Holder, together with its affiliates, would in the aggregate exceed the Voting Limitation as a result of the exercise of this Warrant (in whole or in part), then the Holder shall only be permitted to receive, and the Company shall only issue to the Holder, in lieu of any shares of capital stock the Holder would otherwise have been entitled to receive, instruments (which may include non-voting securities constituting capital stock) equivalent to such shares of capital stock in all economic and other respects other than voting rights, and with voting and other terms that would, in the Holder’s sole discretion, not cause such instruments to constitute voting securities or a class of voting securities within the meaning of the BHCA or HOLA. Each party hereto agrees to use its best efforts in whatever manner as shall be necessary, within the requirements of applicable law and without unreasonable delay, to effectuate the intent of this Section 14. At any time or from time to time after the date of this Warrant, the parties hereto agree to cooperate with each other, and at the request of any party hereto, to execute and deliver any further instruments or documents and to take all such further action as the other party hereto may reasonably request in order to carry out the intent of the parties under this Section 14, including without limitation an amendment to the Company’s Certificate of Incorporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Warrant on the Warrant Issue Date. 11/9/16

T Stamp Inc.

By:	/s/ Andrew Gowasack
Name: Andrew Gowasack
Title: Chief Executive Officer

Agreed and accepted:

[___________]

By:	/s/
Name:
Title:

[Signature Page To Warrant To Purchase Capital Stock]